Exhibit 99.1

FOR IMMEDIATE RELEASE
February 28, 2018

Novanta Announces Financial Results
for the Fourth Quarter and Full Year 2017

•	Fourth Quarter 2017 GAAP Revenue of $146.9 million, up 49% year over year
•	Full Year 2017 GAAP Revenue of $521 million
•	Full Year 2017 GAAP Net Income of $60 million
•	Full Year 2017 GAAP Diluted Earnings Per Share of $1.13
•	Full Year 2017 Adjusted Earnings Per Share of $1.60
•	Full Year 2017 Adjusted EBITDA of $106 million

BEDFORD, Mass., February 28, 2018 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the fourth quarter and full year 2017.

Financial Highlights	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2017	2016	2017	2016
GAAP
Revenue	$146.9	$98.9	$521.3	$384.8
Operating Income from Continuing Operations	$19.1	$11.3	$57.2	$32.6
Net Income Attributable to Novanta Inc.	$8.9	$7.8	$60.1	$22.0
Diluted EPS from Continuing Operations	$(0.00)	$0.22	$1.13	$0.63
Non-GAAP*
Adjusted Operating Income from Continuing Operations	$25.8	$16.6	$90.4	$55.8
Adjusted Diluted EPS	$0.44	$0.35	$1.60	$1.09
Adjusted EBITDA	$30.0	$19.4	$105.7	$68.0

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use, are presented below.

“2017 was a defining year for Novanta with strong execution and financial results,” said Matthijs Glastra, Chief Executive Officer of Novanta Inc. “We executed well on our strategic priorities and 2020 Strategic Direction. We accelerated organic revenue growth to 8% versus 2016 and made three acquisitions, namely, World of Medicine, Laser Quantum, and ThingMagic. These acquisitions have expanded our positions in growing medical markets and technologies, and are performing ahead of our expectations. Our performance in 2017 gives us confidence to reach our 2020 strategic goals. I am proud of our team of dedicated employees and the culture we have created, and I continue to feel excited about our future.”

Fourth Quarter

During the fourth quarter of 2017, Novanta generated GAAP revenue of $146.9 million, an increase of $48.0 million, or 48.6%, versus the fourth quarter of 2016. The net effect of the Company’s acquisition activities resulted in an increase in revenue of $39.1 million, or 39.5%, compared to the fourth quarter of 2016.  Foreign currency exchange rates favorably impacted our revenue by $0.8 million, or 0.8%, during the fourth quarter of 2017.  Our Organic Revenue Growth, which excludes the net impact of acquisitions and foreign currency exchange rates, increased 8.3%, versus the fourth quarter of 2016 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the fourth quarter of 2017, GAAP operating income from continuing operations was $19.1 million, compared to $11.3 million in the fourth quarter of 2016. GAAP net income attributable to Novanta Inc. was $8.9 million in the fourth quarter of 2017, compared to $7.8 million in the fourth quarter of 2016.  GAAP diluted earnings (loss) per share (“EPS”) from continuing operations was $(0.00) in the fourth quarter of 2017, compared to $0.22 in the fourth quarter of 2016.

In the fourth quarter of 2017, the Company increased the carrying amount of the redeemable noncontrolling interest in Laser Quantum by $8.9 million to reflect the estimated redemption value as of December 31, 2017. This nontaxable adjustment was recognized in retained earnings instead of net income, but resulted in a net ($0.25) reduction in EPS under U.S. GAAP accounting rules.  In addition, the Company’s GAAP net income and EPS for the fourth quarter of 2017 were negatively impacted by a $2.8 million tax provision recorded to reflect the estimated income tax effect as a result of the enactment of the U.S. Tax Cuts and Jobs Act, primarily from the revaluation of our deferred tax assets and liabilities to the new 21% U.S. federal corporate income tax rate that became effective as of January 1, 2018. Adjusted Diluted EPS was $0.44 in the fourth quarter of 2017, compared to $0.35 in the fourth quarter of 2016.  The Company ended the fourth quarter of 2017 with 34.8 million weighted average shares outstanding.  Adjusted EBITDA was $30.0 million in the fourth quarter of 2017, compared to $19.4 million in the fourth quarter of 2016.

Operating cash flow from continuing operations for the fourth quarter of 2017 was $22.1 million, compared to $13.1 million for the fourth quarter of 2016.

Full Year

For the full year 2017, Novanta generated GAAP revenue of $521.3 million, an increase of $136.5 million, or 35.5%, versus the full year 2016. The net effect of the Company’s acquisitions in 2017 resulted in an increase in revenue of $105.8 million, or 27.5%.  Foreign currency exchange rates adversely impacted our revenue by $1.9 million, or 0.5%, in 2017.  Our Organic Revenue Growth, which excludes the net impact of acquisitions, divestitures, and foreign currency exchange rates, increased 8.5%, versus full year 2016 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

For the full year 2017, GAAP operating income from continuing operations was $57.2 million, compared to $32.6 million in 2016. GAAP net income attributable to Novanta Inc. was $60.1 million for the full year 2017, compared to $22.0 million in 2016.  GAAP diluted EPS from continuing operations was $1.13 for the full year 2017, compared to $0.63 in 2016.

For the full year 2017, the Company increased the carrying amount of the redeemable noncontrolling interest in Laser Quantum by $20.2 million to reflect the estimated redemption value as of December 31, 2017. This nontaxable adjustment was recognized in retained earnings instead of net income attributable to Novanta Inc., but resulted in a net ($0.57) reduction in EPS under U.S. GAAP accounting rules.  Adjusted Diluted EPS was $1.60 for the full year 2017, compared to $1.09 in 2016.  The Company ended the full year 2017 with 35.3 million weighted average shares outstanding.  Adjusted EBITDA was $105.7 million for the full year 2017, compared to $68.0 million in 2016.

Operating cash flow from continuing operations for the full year 2017 was $63.4 million, compared to $47.8 million in 2016. The Company finished 2017 with approximately $237.8 million of Gross Debt, and $137.7 million of Net Debt, as defined in the non-GAAP reconciliation below.

Financial Outlook

For the full year 2018, the Company expects GAAP revenue of approximately $585 million to $600 million.  The Company expects Adjusted Diluted EPS to be in the range of $1.85 to $1.96, including the impact of the recently enacted U.S. tax law changes, and Adjusted EBITDA to be approximately $117 million to $122 million.  The Company’s Adjusted Diluted EPS and EBITDA guidance assumes no significant foreign exchange gains or losses.

For the first quarter of 2018, the Company expects GAAP revenue of approximately $138 million to $142 million.  This represents reported growth in the range of 27% to 30%, and organic growth in the range of 7.5% to 8.5% year over year. The Company expects Adjusted Diluted EPS to be in the range of $0.40 to $0.43, including the impact of the recently enacted U.S. tax law changes, and Adjusted EBITDA to be approximately $25 million to $27 million.  The Company’s Adjusted Diluted EPS and EBITDA guidance assumes no significant foreign exchange gains or losses.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for noncontrolling interest redemption value adjustments; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition-related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; future changes in the fair value of contingent considerations; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Wednesday, February 28, 2018 at 10:00 a.m. ET to discuss these results. To access the call, please dial (877) 870-4263 prior to the scheduled conference call time. The conference ID number is 10113487. Alternatively, the conference call can be accessed online via a live webcast on the Investor Relations section of the Company’s website at www.novanta.com.

A playback of this conference call will be available beginning 12:00 p.m. ET, Wednesday, February 28, 2018. The playback phone number is (877) 344-7529 and the code number is 10113487. The playback will remain available until 11:00 p.m. ET, Wednesday, March 21, 2018.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.novanta.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income from Continuing Operations and Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Adjusted Income Tax Provision (Benefit) and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., Net of Tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding reaching our 2020 strategic goals; executing our strategy; anticipated financial performance, including our updated financial outlook for the first quarter 2018; expectations regarding market conditions; expectations regarding the Company’s future; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the actions of the current U.S. government; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; failure to accurately forecast component and raw material requirements for our products; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations including rules and regulations issued by the U.S. Food and Drug Administration and similar international agencies; changes in governmental regulation of our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; tax audits by tax authorities; changes in tax laws, and fluctuations in our effective tax rates; anticipated impact from the recently enacted Tax Cuts and Jobs Act in the U.S.; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; provisions of our articles of incorporation may delay or prevent a change in control; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give healthcare and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Inc. Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$146,918	$98,879	$521,290	$384,758
Cost of revenue	84,677	56,027	300,759	222,306
Gross profit	62,241	42,852	220,531	162,452
Operating expenses:
Research and development and engineering	11,795	7,973	41,673	32,002
Selling, general and administrative	27,359	19,334	102,025	81,691
Amortization of purchased intangible assets	2,683	2,098	12,096	8,251
Restructuring, acquisition and divestiture related costs	1,310	2,117	7,542	7,945
Total operating expenses	43,147	31,522	163,336	129,889
Operating income from continuing operations	19,094	11,330	57,195	32,563
Interest income (expense), net	(2,291)	(1,088)	(7,165)	(4,559)
Foreign exchange transaction gains (losses), net	(271)	1,339	(447)	2,317
Other income (expense), net	38	502	142	2,201
Gain on acquisition of business	—	—	26,409	—
Income from continuing operations before income taxes	16,570	12,083	76,134	32,522
Income tax provision	6,893	4,327	13,827	10,519
Income from continuing operations	9,677	7,756	62,307	22,003
Loss from discontinued operations, net of tax	—	—	—	—
Consolidated net income	9,677	7,756	62,307	22,003
Less: Net income attributable to noncontrolling interest	(812)	—	(2,256)	—
Net income attributable to Novanta Inc.	$8,865	$7,756	$60,051	$22,003

Earnings (loss) per common share from continuing operations:
Basic	$(0.00)	$0.22	$1.14	$0.63
Diluted	$(0.00)	$0.22	$1.13	$0.63
Loss per common share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Earnings (loss) per common share attributable to Novanta Inc.
Basic	$(0.00)	$0.22	$1.14	$0.63
Diluted	$(0.00)	$0.22	$1.13	$0.63

Weighted average common shares outstanding—basic	34,842	34,706	34,817	34,694
Weighted average common shares outstanding—diluted	34,842	34,987	35,280	34,914

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$100,057	$68,108
Accounts receivable, net	81,482	63,769
Inventories	91,278	59,745
Other current assets	15,062	7,628
Total current assets	287,879	199,250
Property, plant and equipment, net	61,718	35,421
Intangible assets, net	155,048	61,743
Goodwill	210,988	108,128
Other assets	11,070	21,095
Total assets	$726,703	$425,637
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9,119	$7,366
Accounts payable	39,793	32,213
Accrued expenses and other current liabilities	49,256	30,917
Total current liabilities	98,168	70,496
Long-term debt	225,500	70,554
Other long-term liabilities	44,567	25,717
Total liabilities	368,235	166,767
Redeemable noncontrolling interest	46,923	—
Stockholders’ Equity:
Total stockholders’ equity	311,545	258,870
Total liabilities, noncontrolling interest and stockholders’ equity	$726,703	$425,637

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Consolidated net income	$9,677	$7,756	$62,307	$22,003
Less: Loss from discontinued operations, net of tax	—	—	—	—
Income from continuing operations	9,677	7,756	62,307	22,003
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	8,318	5,040	30,758	20,357
Share-based compensation	1,270	908	5,493	4,293
Gain on acquisition of business	—	—	(26,409)	—
Deferred income taxes	353	(1,928)	(2,560)	(1,766)
Earnings from equity-method investment	—	(493)	(104)	(2,191)
Dividend from equity-method investment	—	—	—	2,341
Inventory acquisition fair value adjustments	—	—	4,754	173
Other non-cash items	(144)	851	2,990	4,346
Changes in assets and liabilities which provided (used) cash, excluding effects from businesses purchased or classified as held for sale:
Accounts receivable	1,782	(2,711)	(2,077)	(6,394)
Inventories	(1,781)	(1,447)	(13,587)	(2,917)
Other operating assets and liabilities	2,616	5,105	1,813	7,543
Net cash provided by operating activities of continuing operations	22,091	13,081	63,378	47,788
Net cash provided by operating activities of discontinued operations	—	—	—	—
Net cash provided by operating activities	22,091	13,081	63,378	47,788
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,592)	(1,457)	(9,094)	(8,462)
Acquisition of businesses, net of cash acquired and working capital adjustments	—	(6)	(168,332)	(8,958)
Acquisition of intangible assets	—	(3,980)	—	(3,980)
Proceeds from sale of property, plant and equipment	2	—	46	7,037
Net cash used in investing activities of continuing operations	(2,590)	(5,443)	(177,380)	(14,363)
Net cash provided by investing activities of discontinued operations	—	—	—	1,498
Net cash used in investing activities	(2,590)	(5,443)	(177,380)	(12,865)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	—	176,769	—
Repayments of long-term debt and revolving credit facility	(11,300)	(1,875)	(26,925)	(16,250)
Other financing activities	(468)	(184)	(6,514)	(6,939)
Net cash provided by (used in) financing activities of continuing operations	(11,768)	(2,059)	143,330	(23,189)
Net cash provided by (used in) financing activities of discontinued operations	—	—	—	—
Net cash provided by (used in) financing activities	(11,768)	(2,059)	143,330	(23,189)
Effect of exchange rates on cash and cash equivalents	175	(2,210)	2,621	(3,585)
Increase in cash and cash equivalents	7,908	3,369	31,949	8,149
Cash and cash equivalents, beginning of period	92,149	64,739	68,108	59,959
Cash and cash equivalents, end of period	$100,057	$68,108	$100,057	$68,108

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue
Photonics	$61,856	$44,251	$232,359	$174,158
Vision	58,131	33,482	183,074	122,250
Precision Motion	26,931	21,146	105,857	88,350
Total	$146,918	$98,879	$521,290	$384,758

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Photonics
Gross Profit (GAAP)	$28,694	$19,235	$106,117	$76,696
Gross Profit Margin (GAAP)	46.4%	43.5%	45.7%	44.0%
Amortization of intangible assets	1,020	383	4,005	1,535
Acquisition fair value adjustments	—	—	699	—
Adjusted Gross Profit (Non-GAAP)	$29,714	$19,618	$110,821	$78,231
Adjusted Gross Profit Margin (Non-GAAP)	48.0%	44.3%	47.7%	44.9%

Vision
Gross Profit (GAAP)	$21,871	$14,735	$69,249	$47,181
Gross Profit Margin (GAAP)	37.6%	44.0%	37.8%	38.6%
Inventory related charges for discontinuation of Radiology products	—	—	—	1,370
Amortization of intangible assets	1,636	515	4,460	2,222
Acquisition fair value adjustments	—	—	4,055	205
Adjusted Gross Profit (Non-GAAP)	$23,507	$15,250	$77,764	$50,978
Adjusted Gross Profit Margin (Non-GAAP)	40.4%	45.5%	42.5%	41.7%

Precision Motion
Gross Profit (GAAP)	$12,006	$9,287	$46,564	$40,044
Gross Profit Margin (GAAP)	44.6%	43.9%	44.0%	45.3%
Amortization of intangible assets	90	102	359	407
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$12,096	$9,389	$46,923	$40,451
Adjusted Gross Profit Margin (Non-GAAP)	44.9%	44.4%	44.3%	45.8%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(330)	$(405)	$(1,399)	$(1,469)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$(330)	$(405)	$(1,399)	$(1,469)

Novanta Inc.
Gross Profit (GAAP)	$62,241	$42,852	$220,531	$162,452
Gross Profit Margin (GAAP)	42.4%	43.3%	42.3%	42.2%
Inventory related charges for discontinuation of Radiology products	—	—	—	1,370
Amortization of intangible assets	2,746	1,000	8,824	4,164
Acquisition fair value adjustments	—	—	4,754	205
Adjusted Gross Profit (Non-GAAP)	$64,987	$43,852	$234,109	$168,191
Adjusted Gross Profit Margin (Non-GAAP)	44.2%	44.3%	44.9%	43.7%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended December 31, 2017
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$19,094	13.0%	$16,570	$6,893	41.6%	$8,865
Less: Adjustment of redeemable noncontrolling interest to estimated redemption value						(8,941)
Net income (loss) attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$(76)	$(0.00)
Adjustment of redeemable noncontrolling interest to estimated redemption value						8,941	0.25
Net income attributable to Novanta Inc.						$8,865
Non-GAAP Adjustments:
Amortization of intangible assets	5,429	3.7%	5,429
Restructuring, divestiture and other costs	146	0.1%	146
Acquisition related costs	1,164	0.8%	1,164
Tax effect on non-GAAP adjustments				2,845
Non-GAAP tax adjustments				(2,584)
Total non-GAAP adjustments	6,739	4.6%	6,739	261		6,478	0.19

Adjusted results (Non-GAAP)	$25,833	17.6%	$23,309	$7,154	30.7%	$15,343	$0.44

Weighted average shares outstanding - Diluted							34,842

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended December 31, 2016
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$11,330	11.5%	$12,083	$4,327	35.8%	$7,756	$0.22
Non-GAAP Adjustments:
Amortization of intangible assets	3,099	3.1%	3,099
Restructuring, divestiture and other costs (gain)	(93)	(0.1)%	(93)
Acquisition related costs	2,210	2.3%	2,210
CEO transition costs	25	0.0%	25
Tax effect on non-GAAP adjustments				186
Non-GAAP tax adjustments				584
Total non-GAAP adjustments	5,241	5.3%	5,241	770		4,471	0.13

Adjusted results (Non-GAAP)	$16,571	16.8%	$17,324	$5,097	29.4%	$12,227	$0.35

Weighted average shares outstanding - Diluted							34,987

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Year Ended December 31, 2017
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$57,195	11.0%	$76,134	$13,827	18.2%	$60,051
Less: Adjustment of redeemable noncontrolling interest to estimated redemption value						(20,244)
Net income attributable to Novanta Inc. after adjustment of redeemable noncontrolling interest to estimated redemption value						$39,807	$1.13
Adjustment of redeemable noncontrolling interest to estimated redemption value						20,244	0.57
Net income attributable to Novanta Inc.						$60,051
Non-GAAP Adjustments:
Amortization of intangible assets	20,920	4.0%	20,920
Restructuring, divestiture and other costs	346	0.0%	346
Acquisition related costs	7,196	1.4%	7,196
Acquisition fair value adjustments	4,754	0.9%	4,754
Gain on acquisition of business			(26,409)
Tax effect on non-GAAP adjustments				9,641
Non-GAAP tax adjustments				759
Total non-GAAP adjustments	33,216	6.3%	6,807	10,400		(3,593)	(0.10)

Adjusted results (Non-GAAP)	$90,411	17.3%	$82,941	$24,227	29.2%	$56,458	$1.60

Weighted average shares outstanding - Diluted							35,280

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars except per share amounts)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Year Ended December 31, 2016
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$32,563	8.5%	$32,522	$10,519	32.3%	$22,003	$0.63
Non-GAAP Adjustments:
Amortization of intangible assets	12,415	3.2%	12,415
Restructuring, divestiture and other costs	2,970	0.8%	2,970
Acquisition related costs	4,975	1.3%	4,975
Acquisition fair value adjustments	205	0.1%	205
Inventory related charges for discontinuation of Radiology products	1,370	0.4%	1,370
CEO transition costs	1,306	0.2%	1,306
Tax effect on non-GAAP adjustments				5,668
Non-GAAP tax adjustments				1,465
Total non-GAAP adjustments	23,241	6.0%	23,241	7,133		16,108	0.46

Adjusted results (Non-GAAP)	$55,804	14.5%	$55,763	$17,652	31.7%	$38,111	$1.09

Weighted average shares outstanding - Diluted							34,914

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Consolidated Net Income (GAAP)	$9,677	$7,756	$62,307	$22,003
Net Income Margin	6.6%	7.8%	12.0%	5.7%
Interest (income) expense, net	2,291	1,088	7,165	4,559
Income tax provision	6,893	4,327	13,827	10,519
Depreciation and amortization	8,318	5,040	30,758	20,357
Share-based compensation	1,270	908	5,493	4,293
Restructuring, acquisition and divestiture related costs	1,310	2,117	7,542	7,945
Inventory related charges for discontinuation of Radiology products	—	—	—	1,370
Acquisition fair value adjustments	—	—	4,754	205
CEO transition costs	—	25	—	1,306
Gain on acquisition of business	—	—	(26,409)	—
Other, net	233	(1,841)	305	(4,518)
Adjusted EBITDA (Non-GAAP)	$29,992	$19,420	$105,742	$68,039
Adjusted EBITDA Margin (Non-GAAP)	20.4%	19.6%	20.3%	17.7%

Net Debt (Non-GAAP):

	December 31, 2017	December 31, 2016
Total Debt (GAAP)	$234,619	$77,920
Plus: Deferred financing costs	3,159	3,330
Gross Debt	237,778	81,250
Less: cash and cash equivalents	(100,057)	(68,108)
Net Debt (Non-GAAP)	$137,721	$13,142

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2017 Compared to Three Months Ended December 31, 2016	Twelve Months Ended December 31, 2017 Compared to Twelve Months Ended December 31, 2016
Reported growth (GAAP)	48.6%	35.5%
Less: Change attributable to acquisitions	39.5%	27.5%
Plus: Change due to foreign currency	(0.8)%	0.5%
Organic growth (Non-GAAP)	8.3%	8.5%

Non-GAAP Measures

Organic Revenue Growth

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. We use the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors. Beginning in 2017, Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs. In addition, the Company excluded prior year inventory related charges associated with a product line closure as these costs occurred outside the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded prior year CEO transition costs related to CEO succession, prior year inventory related charges associated with a product line closure, and restructuring, acquisition and divestiture related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, prior year CEO transition costs related to CEO succession, prior year inventory related charges associated with a product line closure, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above.

Non-GAAP Income Tax Provision and Effective Tax Rate

The Non-GAAP Income Tax Provision and Effective Tax Rate are calculated based on the Adjusted Income from Continuing Operations before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., net of tax, also excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, prior year CEO transition costs related to CEO succession, prior year inventory related charges associated with a product line closure, and restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., net of tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory and deferred revenue fair value adjustments related to business acquisitions, prior year CEO transition costs related to CEO succession, prior year inventory related charges associated with a product line closure, restructuring, acquisition and divestiture related costs, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., net of tax.  In addition, the Company excluded the adjustment of redeemable noncontrolling interest to estimated redemption value as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes it may not be indicative of future adjustments and that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, prior year CEO transition costs, prior year inventory related charges associated with a product line closure, and other non-operating income (expense) items, including foreign exchange gains (losses) and earnings from an equity-method investment for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet as of the end of the period plus unamortized deferred financing costs and less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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